SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                      ---------------------

                            FORM 8-K

                          CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported):  May 1, 2003


                     FLEETWOOD ENTERPRISES, INC.
-----------------------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)

Delaware                 1-07699                  95-1948322
(State or Other       (Commission File           (IRS Employer
Jurisdiction of              Number)              Identification
Incorporation)                                      Number)


      3125 Myers Street, Riverside, California   92503-5527
      -----------------------------------------  ----------
     (Address of Principal Executive Offices)    (Zip Code)


              Registrant's telephone number, including
                 area code: (909) 351-3500
                           ------------

                                N/A
  (Former Name or Former Address, if Changed Since Last Report)




Item 9.  Regulation FD Disclosure.

     The information contained in this Item 9 is being furnished pursuant to Item 12 of Form 8-K, "Results of Operations and Financial Condition," in accordance with the interim guidance provided by the Securities and Exchange
Commission in Release No. 33-8216 issued March 27, 2003.

     On May 1, 2003, Fleetwood Enterprises, Inc. (the
"Company") issued a news release reporting the sales results of the Company for its fourth fiscal quarter and fiscal year ended
April 23, 2003. A copy of the news release is attached to this Current Report as Exhibit 99.1.

     The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 12.  Results of Operations and Financial Condition.

     The information under this caption is furnished by the Company under Item 9 in place of Item 12 of Form 8-K in accordance with the interim guidance provided by the Securities and Exchange Commission in Release No. 33-8216 issued March 27,
2003.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FLEETWOOD ENTERPRISES, INC.



Date:  May 1, 2003                By:__________________________
                                      James F. Smith
                                      Vice President-Controller



Exhibit 99.1


FLEETWOOD REPORTS PRELIMINARY SALES FOR
FOURTH QUARTER AND FISCAL YEAR 2003


RIVERSIDE, CA, May 1, 2003 - Fleetwood Enterprises, Inc.
(NYSE:FLE), the nation's leader in recreational vehicle sales and a leading producer and retailer of manufactured housing, today announced preliminary sales for the fourth quarter and fiscal year ended April 27, 2003.

Company sales were off 6 percent in the fourth quarter to approximately $569 million compared with $603 million last year. Quarterly sales improved 8 percent for the RV Group, while revenues for the Housing Group fell 29 percent overall, with the manufacturing division down 30 percent and retail off 25 percent. For the fiscal year, consolidated sales improved to $2.31 billion from $2.28 billion last year, with recreational vehicles up 22 percent and manufactured housing declining 23 percent.

Recreational vehicle sales for the fourth quarter climbed to $402 million, compared with $371 million a year ago. Motor home revenues improved by 9 percent from the prior year to $247 million, while travel trailer sales rose 19 percent to $131 million and folding trailer sales fell 26 percent to $25 million.

Sales of recreational vehicles for fiscal year 2003 totaled $1.48 billion, compared with $1.21 billion in the prior year. Motor home sales grew 28 percent to $919 million, and sales of travel trailers increased 17 percent to $441 million. Folding trailer sales improved 2 percent to $120 million.

"Although the war and lower consumer confidence affected sales in the quarter, the recreational vehicle market held up reasonably well, especially for higher-end products such as our diesel motor homes," Fleetwood's President and CEO Edward B. Caudill said. "With hostilities winding down in Iraq and this week's positive report on April consumer confidence, we are optimistic that sales will further strengthen, especially as the selling season begins in earnest. We are extremely pleased with our recent market share gains in Class A motor homes, which allowed us to keep our motor home plants running at normal levels even while competitors were working short weeks. We continue to take advantage of sales promotions to respond to competitive pricing pressures, as well as to assist our dealers in reducing prior-year inventory. This inventory reduction has been vital to the successful introduction of our '04 travel trailer products. As a result of increased sales and improved production efficiencies, we expect the performance of our travel trailer division to show significant improvement over the third quarter. Our folding trailer division continues to gain market share, but the overall sales decline in that segment shows that those customers tend to be more sensitive to economic concerns."

Fourth quarter sales of manufactured housing were down 29 percent to approximately $158 million compared with $222 million a year ago. Housing revenues include wholesale factory sales of $113 million to independent retailers and retail sales of $45 million from Company-operated sales centers. This compares with wholesale sales of $163 million and retail sales of $59 million last year, for declines of 30 and 25 percent, respectively. Gross manufactured housing revenue dropped 27 percent to approximately $135 million, including intercompany sales of $21 million.

Manufactured housing sales for fiscal 2003 were down 23 percent from the prior year to $798 million, which includes wholesale factory sales of $551 million to independent retailers and retail sales of $247 million from Fleetwood's retail operations. Gross manufactured housing revenue for the year was down 21 percent to $666 million, including intercompany sales of $116 million to Company-operated retail stores.

"Our Manufactured Housing Group continues to battle complex and difficult industry conditions," Caudill said. "While some observers believe that the industry is near the bottom of this cycle, we do not expect to see a meaningful industry recovery for at least a year. Nonetheless, we continue to believe in the long-term viability of this business due to the need for affordable housing, the favorable demographics and the quality of Fleetwood's products. We will continue to control costs, but we don't expect to reach breakeven in the Housing Group at these revenue levels. Our manufacturing division, however, has proven its ability to be profitable even at capacity utilizations of just above 50%, and with recent plant closures we are approaching that level."

The Company confirmed its intent to pay in cash the distributions due in mid-May on the Company's 9.5% preferred securities and, as it has previously indicated, to continue to defer distributions on its 6% preferred securities.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's 10-K and other SEC filings. These risk factors include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; the potential impact on demand for our products as a result of weak consumer confidence; the effect of global tensions on consumer confidence; continued acceptance of the Company's products; expenses and uncertainties associated with the introduction of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the ability to obtain the financing we need in order to execute our business strategies. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Fleetwood undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                         #   #   #

S-1
| LA\1027226.1  Fleetwood/ BofA - Sixth Amendment||	|   017843-0007||